UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2019
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas 76262
(Address of Principal Executive Offices)

888-998-2468
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	FARM	NASDAQ Global Select Market

None
(Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Effective November 1, 2019, by mutual agreement with Farmer Bros. Co., a Delaware corporation (the Company"), David Robson separated from service as Chief Financial Officer and Treasurer of the Company to pursue other opportunities. Mr. Robson’s separation is not due to any disagreement relating to the Company’s accounting, financial statements, internal controls, auditors, policies or practices. Mr. Robson’s separation did not result from any disagreement with the Company or any matter regarding the Company’s accounting, strategy, management, operations, policies, regulatory matters, or practices (financial or otherwise).
In connection with his separation, the Company and Mr. Robson entered into a release agreement (the “Release Agreement”) regarding the resignation for good reason. Subject to the terms of the Release Agreement, including effectiveness of a general release of claims against the Company, Mr. Robson will be entitled to receive twelve months of severance pay and partially Company-paid COBRA coverage for him and his spouse for one year. The foregoing description of the Release Agreement is qualified in its entirety by the full text of the Release Agreement filed herewith as Exhibit 10.1.
(c)(1)    While the Company’s search for a permanent Chief Financial Officer and Treasurer is ongoing, on November 4, 2019, the Board of Directors of the Company appointed Scott R. Lyon to perform the functions of interim principal financial and accounting officer. Mr. Lyon, age 35, joined the Company in August 2018 as its Assistant Controller and has served in the role of Corporate Controller since October 2018, responsible for the Company’s financial statements, general ledger, managing all accounting functions, and communications with external auditors. He will continue to serve in this role while taking over the Company’s principal financial and accounting officer responsibilities on an interim basis.
Prior to joining the Company, Mr. Lyon served as Assistant Controller of ION Geophysical, a publicly traded international oil and gas service company, where he was responsible for all operational accounting functions including the direction of monthly close activities and SOX compliance, from April 2016 to August 2018. Prior to that, Mr. Lyon served as SEC Reporting Manager from September 2013 to April 2016, of Ensco Plc, a publicly traded offshore drilling company. Mr. Lyon’s responsibilities included managing the external reporting process and all SEC filing matters. Mr. Lyon served with KPMG LLP from 2007 to 2013, most recently as an Audit Manager. Mr. Lyon received his undergraduate degree in Finance and his masters degree in Accounting from Tulane University and he is a Certified Public Accountant.
On November 5, 2019, the Company and Mr. Lyon entered into the Company’s standard form of Indemnification Agreement for directors and officers. Pursuant to the Indemnification Agreement, the Company will, to the extent permitted by applicable law, indemnify and hold harmless Mr. Lyon against all expenses, judgments, fines, penalties and amounts paid in settlement in connection with any threatened, pending or completed proceeding by reason of his status as an officer of the Company. The foregoing description is qualified in its entirety by the full text of the Indemnification Agreement, the form of which is filed herewith as Exhibit 10.2 (to update the schedule of indemnitees) and incorporated herein by reference.
The selection of Mr. Lyon to perform the functions of interim principal financial and accounting officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Lyon and any director or executive officer of the Company, and there are no transactions between Mr. Lyon and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
(2)     On November 8, 2019, the Company announced the appointment of Ruben E. Inofuentes as the Company’s Chief Supply Chain Officer effective November 15, 2019 (the “Commencement Date”).
Mr. Inofuentes, age 52, served as the Chief Operations Officer of JR286, Inc. (“JR286”), a sports equipment and accessories company from 2005 to 2019 since 2005, where he was responsible for developing platforms to enable aggressive growth plans and market strategies. Prior to joining JR286, from 2003 to 2005, Mr. Inofuentes was the Vice President of Supply Chain Services for Advocare International, LP, a dietary supplement company. He was responsible for procurement, inventory planning, manufacturing, transportation, logistics, and information technology. Mr. Inofuentes received his undergraduate degree in Industrial Engineering from Iowa State University.
The selection of Mr. Inofuentes to serve as Chief Supply Chain Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Inofuentes and any director or executive officer of the Company, and there are no transactions between Mr. Inofuentes and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
Mr. Inofuentes’ initial base salary is $340,000 per year. His bonus target will be $204,000. In connection with his employment, Mr. Inofuentes will be granted the following equity awards (the “Awards”) under the Farmer Bros. Co. 2017 Long-Term Incentive plan (the “LTIP”): (i) the number of non-qualified stock options determined by dividing $125,000 by the per share value of a non-qualified stock option (“NQSO”) (based on Black-Scholes) on the award date; and (ii) the number of shares of performance-based restricted stock units (“PRSUs”) determined by dividing $125,000 by the Fair Market Value (“FMV”)(as defined in the LTIP) on the award date.
The NQSOs will have a seven-year term with an exercise price equal to the FMV on the award date. Provided the recipient is then employed by the Company, the Awards will vest as follows: (i) the NQSOs will vest ratably over three years on each anniversary of the award date, and (ii) the PRSUs will vest in their entirety on the third anniversary of the award date, subject to the attainment of certain performance targets during the measurement period. Mr. Inofuentes is entitled to all benefits and perquisites provided by the Company to its senior executives. Additionally, he will be entitled to specified relocation benefits.
Effective as of the Commencement Date, the Company and Mr. Inofuentes will enter into the Company’s standard form of Indemnification Agreement for directors and officers. Pursuant to the Indemnification Agreement, the Company will, to the extent permitted by applicable law, indemnify and hold harmless the executive officer against all expenses, judgements, fines, penalties and amounts paid in settlement in connection with any threatened, pending or completed proceeding by reason of his or her status as an officer of the Company. The foregoing description is qualified in its entirety by the full text of the Indemnification Agreement, the form of which is filed herewith as Exhibit 10.2.
Effective as of the Commencement Date, the Company and Mr. Inofuentes will enter into the Company’s standard form of Change in Control Severance Agreement for executive officers, the form of which is filed herewith as Exhibit 10.3.
The Company’s press release dated November 7, 2019 announcing the foregoing management changes is filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Separation and Release Agreement by and between David Robson and Farmer Bros. Co. dated November 1, 2019
10.2	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on December 8, 2017 (with updated schedule of indemnitees attached).
10.3	Form of Change in Control Severance Agreement for Executive Officers of the Company (with updated schedule of executive officers attached).
99.1	Press Release of Farmer Bros. Co. dated November 7, 2019 announcing executive management changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     November 7, 2019

FARMER BROS. CO.

By:	/s/ Deverl Maserang II
Deverl Maserang II
President and Chief Executive Officer